UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612)355-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 13, 2020, we issued a press release disclosing our preliminary estimated revenue results for 2019 and for our most recently completed fiscal quarter.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2020, Gerald R. Mattys informed our Board of Directors of his decision to retire as our Chief Executive Officer (“CEO”), effective no later than December 31, 2020. Our Board of Directors has initiated a process to identify a successor for Mr. Mattys and has engaged an executive search firm to support the search.

In connection with the transition, we and Mr. Mattys entered into a Transition and Consulting Agreement (the “Agreement”), dated as of January 10, 2020 (the “Effective Date”), pursuant to which Mr. Mattys will remain employed with our company for the period (the “Transition Term”) until the earliest of (i) the date on which Mr. Mattys determines to be his retirement date, which shall be no later than December 31, 2020 and of which he will give us at least 30 days prior written notice, (ii) the date of Mr. Mattys’ death or disability, (iii) the date on which Mr. Mattys voluntarily terminates his employment with us, or (iv) the date on which Mr. Mattys’ employment is earlier terminated by us in accordance with the Agreement. The effective date of the termination of Mr. Mattys’ employment with us for any reason is referred to herein as the “Separation Date.”

The Agreement provides that during the Transition Term, we will pay Mr. Mattys a base salary at his same base salary rate in effect on the Effective Date. In addition, we will pay Mr. Mattys a pro-rata incentive bonus for fiscal 2020 based on our company’s actual performance between January 1, 2020 and the end of the Transition Term, equal to the product of (i) the incentive bonus for the full fiscal year 2020 that Mr. Mattys would have earned had he remained employed as our CEO through the end of 2020, multiplied by (ii) a fraction, the numerator of which is the number of calendar days during 2020 included in the Transition Term, and the denominator of which is 365, to be determined and paid between January 1, 2021 and March 30, 2021. Other than such incentive bonus, Mr. Mattys will not be eligible for any incentive or other cash-based compensation award or any form of equity-based compensation award for fiscal 2020.

The equity awards held by Mr. Mattys as of the Effective Date will continue to be governed by the terms and conditions set forth in the applicable award agreements, and the equity awards will continue to vest, and the vested stock options will continue to be exercisable, through the end of the Transition Term and the end of the Consulting Period (as defined below), so long as Mr. Mattys continues to provide services to our company as provided under the equity awards.

Subject to certain conditions, including that Mr. Mattys sign and not rescind certain releases, we will engage Mr. Mattys to provide services to our company as a consultant, beginning on the Separation Date through the earlier of (i) (A) the one year anniversary of the Separation Date, or (B) March 31, 2021, whichever is later, or (ii) the date we terminate the consulting arrangement for cause or because Mr. Mattys fails to satisfy any of the material conditions identified in Section 5 of the Agreement (the “Consulting Period”). We will pay Mr. Mattys a consulting fee in the amount of $35,175 per month during the Consulting Period. We will also pay for premiums for COBRA continuation of health insurance coverage for Mr. Mattys through the earliest of the 18-month anniversary of the Separation Date, the date Mr. Mattys becomes eligible for group health insurance coverage elsewhere or the date Mr. Mattys is no longer eligible to continue under our group health insurance coverage.

The Agreement provides that if we enter into a definitive agreement for a change in control (as defined in our 2016 Equity Incentive Plan) during the Transition Term, we may not terminate Mr. Mattys’ employment without cause prior to the date such change in control is consummated (provided it is consummated within the 12-month period following the date the definitive agreement is entered into). If, during the Transition Term and while Mr. Mattys is serving as an employee under the Agreement, a change in control of our company is consummated or we enter into a definitive agreement for a change in control which is consummated within the 12-month period following the date we enter into such agreement, then we will pay Mr. Mattys, upon the closing of the change in control, a lump sum payment equal to the sum of (a) two times his then-current annual salary or annual consulting fee, plus (b) two times Mr. Mattys’ last full annual incentive bonus payment, and (c) provide to Mr. Mattys COBRA premium payments. In addition, all unvested equity awards held by Mr. Mattys will be treated as set forth in the Tactile Systems Technology, Inc. Executive Employee Severance Plan (the “Severance Plan”) as if Mr. Mattys was still subject to the Severance Plan. The Agreement supersedes and replaces Mr. Mattys’ eligibility for any severance benefits under the Severance Plan, and the Compensation and Organization Committee of our Board of Directors has designated that Mr. Mattys is no longer a participant in the Severance Plan.

Mr. Mattys is party to a Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement with us dated November 1, 2018 (the “Restrictive Covenants Agreement”), the form of which was filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed on November 5, 2018 and is incorporated herein by reference as Exhibit 10.2. The Agreement provides that the restricted period identified in the Restrictive Covenants Agreement is extended to include the entire Transition Term, the entire Consulting Period and through the period that is one year after the end of the Transition Term or the Consulting Period, whichever is later.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Consulting Agreement, dated as of January 10, 2020, by and between Gerald R. Mattys and Tactile Systems Technology, Inc.

10.2	Form of Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 5, 2018)

99.1	Press Release dated January 13, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.
Date: January 13, 2020	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer